Ex 99.1

BOARD OF DIRECTORS SERVICES AGREEMENT

THIS BOARD OF DIRECTORS SERVICES AGREEMENT (“Agreement”), dated August 31, 2017, is entered into by between Galaxy Gaming, Inc., a Nevada corporation (“Company”), and Mark Lipparelli, an individual with a principal place of residence in Las Vegas, Nevada (“Lipparelli”).

WHEREAS, the Company desires to retain the services of Lipparelli for the benefit of the Company and its stockholders; and

WHEREAS, Lipparelli has been appointed as a member of the Company’s Board of Directors (“Board”) and has been elected as the Chairman of the Board for the period of time and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

1.Board Duties.  Lipparelli agrees to provide services to the Company as a member and Chairman of the Board.  Lipparelli will act loyally and in good faith to discharge the duties of director and Chairman, and will abide by all policies and decisions made by the Board, as well as all applicable federal, state and local laws, regulations or ordinances.  In his capacity as a director and Chairman, Lipparelli will act solely on behalf of Company.  Lipparelli shall strive to attend all meetings of the Board, to discuss any matter involving the Company, which involves or may involve issues of which Lipparelli has knowledge and cooperate in the review, defense or prosecution of such matters.

2.Term.  Lipparelli shall serve as director for an initial term commencing on July 26, 2017 (“Effective Date”) and continuing until the next annual meeting of the Company’s shareholders or until his earlier resignation or removal.  Lipparelli shall serve at the pleasure of the Board or until the next shareholder meeting whereby an election is held pertaining to the director position held by Lipparelli, whichever comes first.  Lipparelli may voluntarily resign his position as a director at any time and without penalty or liability of any kind.

3.Compensation.  As compensation for the services provided herein, the Company shall pay to Lipparelli the following compensation:

a.

An award of 800,000 restricted shares of the Company’s common stock (“Restricted Shares”), which vest in three tranches, as more particularly set forth in a Restricted Stock Grant Agreement between Lipparelli and the Company of even date herewith.

b.	Monthly cash compensation of $7,500 payable in accordance with the Company’s usual and customary payroll practices, as amended from time to time.
c.

All customary and usual fringe benefits generally available to non-employee directors of Company. Company reserves the right to change or eliminate the fringe benefits on a prospective basis, at any time, effective upon notice to Lipparelli.

4.Expenses.  The Company will reimburse Lipparelli for reasonable out-of-pocket expenses incurred in connection with discharging his duties as a director.  Any additional expenses shall be pre-approved in writing (including via e-mail) by the Chief Executive Officer or the Chief Financial Officer of the Company and will be reimbursed subject to receiving reasonable substantiating documentation relating to such expenses.

5.No Conflict of Interest.  Lipparelli will not, at any time while serving as a director, accept any engagement for work, paid or unpaid, that at the time such engagement is undertaken creates a conflict of interest with the Company that is imminent and evident, as reasonably determined by the Board.  If the

Board reasonably believes such a conflict exists and can demonstrate that such a conflict existed at the time Lipparelli commenced such work, the Board may ask Lipparelli to discontinue such work.  If the parties cannot reach agreement, either party may request a determination by an arbitrator and if the Board’s determination hereunder is upheld by the arbitrator, and Lipparelli then refuses to promptly resign his conflicting engagement, such refusal shall constitute a material breach of this Agreement.  By signature to this Agreement, Lipparelli represents to the Company that (i) Lipparelli does not know of any conflict which would restrict his service on the Board and (ii) Lipparelli will not provide the Company with any documents, records, or other confidential information belonging to other parties.  Notwithstanding the foregoing, the Company acknowledges Lipparelli has economic interests in the table games Chinese War and Black Jackpot, and further acknowledges that Lipparelli is a consultant to Interblock.  Lipparelli agrees, when and if requested by the Board, to abstain from Company matters relating to these items.  Furthermore, beginning on August 1, 2017, Lipparelli must obtain the approval of the compensation committee of the Board to continue to perform paid consulting services for the Company directly or through GV III, LLC of which Lipparelli is a principal and owner.

6.Mutual Non-Disparagement.  Lipparelli and the Company mutually agree to forbear from making, causing to be made, publishing, ratifying or endorsing any and all disparaging remarks, derogatory statements or comments made to any party with respect to either of them.  Further, the parties hereto agree to forbear from making any public or non-confidential statement with respect to any claim or complaint against either party without the mutual consent of each of them, to be given in advance of any such statement.

7.Indemnification.  Company shall indemnify Lipparelli, to the maximum extent permitted by applicable law, against all claims, costs, charges and expenses incurred or sustained by Lipparelli in connection with any action, suit or proceeding to which Lipparelli may be made a party by reason of being a director.  The Company’s indemnification policies are expressly provided for in Article XI of the Company’s Bylaws.  Lipparelli agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of Lipparelli’s relationship with the Company.  Company agrees to maintain liability insurance for the benefit of Lipparelli, having coverage and policy limits no less favorable to directors than those in effect at the Effective Date.  Lipparelli shall be entitled to the full protection of any insurance policies, which the Company may elect to maintain generally for the benefit of its directors.

8.Confidentiality.  Lipparelli’s position with the Company will or has resulted in exposure and access to confidential and proprietary information to which Lipparelli did not have access prior to holding the position, which information is of great value to the Company and the disclosure of which, directly or indirectly, would be irreparably injurious and detrimental to the Company.  Lipparelli agrees to use best efforts and to observe the utmost diligence to guard and protect all confidential or proprietary information relating to the Company from disclosure to third parties.  Lipparelli shall not at any time use, disclose or make available, either directly or indirectly, to any competitor or potential competitor of the Company or any of its affiliates, or divulge, disclose, communicate to any person, firm, corporation or other business entity in any manner whatsoever, any confidential or proprietary information of the Company, including without limitation all Confidential Information covered or contemplated by this Agreement, unless expressly authorized to do so by the Company in writing.

For the purposes of this Agreement, “Confidential Information” shall mean all information of the Company, its subsidiaries and affiliates, relating to or useful in connection with the business of the Company, its subsidiaries or affiliates, whether or not a “trade secret” within the meaning of applicable law, which is not generally known to the general public and which has been or is from time to time disclosed to, developed by or learned by Lipparelli as a result of Lipparelli’s relationship with the Company.  Confidential Information includes, but is not limited to the Company’s product development and marketing programs, data, future plans, formulas, finances, profits, sales, net income, indebtedness, financial management systems, pricing systems, methods of operation and determination of prices, processes, trade secrets, client lists, suppliers, organizational charts, salary and benefit programs, training programs, computer software, development or experimental work, business records, files, drawings, prints, prototyping models, letters, notes, notebooks, reports, and copies thereof, whether prepared by him or others, and any other information or documents which Lipparelli is told or reasonably ought to know that the Company regards as confidential.  Confidential Information is not information that is or becomes generally known other than through Lipparelli’s acts in violation of this Agreement.  Disclosures made by the Company to governmental authorities, to its clients or potential clients, to its suppliers or potential suppliers, to its employees or potential employees, to its consultants or potential consultants or disclosures made by the Company in any litigation or administrative or governmental proceedings shall not mean that the matters so disclosed are available to the general public.

Lipparelli agrees that all records, reports, notes, compilations, or other recorded matter, and copies or reproductions thereof, relating to the Confidential Information or any other aspect of the Company’s operations, activities or business, made or received by Lipparelli during any period of affiliation with the Company, whether or not Confidential Information (including but not limited to, documents, reports, correspondences, computer printouts, work papers, files, computer lists, telephone and address books, rolodex cards, computer tapes, disks, and any and all records in Lipparelli’s possession (and all copies thereof) containing any such information created in whole or in part by Lipparelli, even if the items do not contain Confidential Information) are and shall be the Company’s exclusive property, and Lipparelli will keep the same at all times in the Company’s custody and subject to its control, and will promptly deliver the same to Company upon separation for any reason whatsoever (or at any prior time at the request of the Company).

9.Governing Law.  This Agreement shall be governed by the laws of the State of Nevada.  In the event of any dispute regarding the performance or terms hereof, the prevailing party in any litigation shall be entitled to an award of reasonable attorneys’ fees and costs of suit, together with any other relief awarded hereunder or in accordance with governing law.

10.Survivability.  Sections 7-10 of this Agreement shall survive any separation of Lipparelli serving as a director and/or the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto enter into this Board of Directors Services Agreement as of the date first set forth above.

COMPANY:	LIPPARELLI:
/s/ Harry C. Hagerty	/s/ Mark Lipparelli
Harry C. Hagerty	Mark Lipparelli
Chief Financial Officer